CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linde Puerto Rico B.V. Retirement Savings Plan

EXHIBIT 23.01
We consent to the incorporation by reference in Registration Statement No. 333-228083 on Form S-8 of Linde plc of our report dated June 20, 2025, appearing in this Annual Report on Form 11-K of Linde Puerto Rico B.V. Retirement Savings Plan for the year ended December 31, 2024.

/s/ CohnReznick
Parsippany, New Jersey
June 20, 2025